Exhibit 5

                    SEARS, ROEBUCK AND CO.
                          SEARS TOWER
                    CHICAGO, ILLINOIS 60684

                                         ROBERT J. PENCE
                                         Senior Counsel
                                     Corporate Law-Dept. 966
                                          312-875-1823



                        March 17, 1995

Sears Roebuck Acceptance Corp.
3711 Kennett Pike
Greenville, Delaware 19870

Sears, Roebuck and Co.
Sears Tower
Chicago, Illinois 60684

Ladies and Gentlemen:

        I have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Sears Roebuck Acceptance Corp. (the "Company") and Sears, Roebuck and Co. with the Securities and Exchange Commission on or about March 17, 1995 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $1,000,000 principal amount of debt securities (the "Debt Securities") for an offering to be made on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act. I have examined the form of Indenture (the "Indenture"), between the Company and the Trustee, to be filed with the Registration Statement, under which the Debt Securities are to be issued.
I am familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Debt Securities.

        Subject to the proposed additional proceedings being taken as now contemplated prior to the issuance of the Debt Securities and the terms of the Debt Securities being otherwise in compliance with then applicable law, I am of the opinion that the Debt Securities will, upon the issuance and sale thereof in the manner referred to in the Registration Statement, be legally issued and binding obligations of the Company in accordance with their terms, subject to insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

        I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus which is part of the Registration Statement.

                                 Very truly yours,

                                 /s/ Robert J. Pence

                                 Robert J. Pence
                                 Senior Counsel
                                 Corporate Law Department
                                 Sears, Roebuck and Co.